Exhibit 99.1

SANDY SPRING BANCORP, INC. FQ3 2018 EARNINGS CALL OCT 18, 2018

Call Participants

EXECUTIVES

Daniel J. Schrider

President, CEO & Non-Independent
Director

Philip J. Mantua

Executive VP & CFO

Ronald E. Kuykendall Executive VP, General Counsel & Secretary	Transcripts GMT

ANALYSTS

Austin Lincoln Nicholas

Stephens Inc., Research Division

Catherine Fitzhugh Summerson
Mealor

Keefe, Bruyette, & Woods, Inc.,
Research Division

Steven Comery

G. Research, LLC

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SANDY SPRING BANCORP, INC. FQ3 2018 EARNINGS CALL OCT 18, 2018

Presentation

Operator

Good day, and welcome to the Sandy Spring Bancorp Earnings Conference Call and Webcast for the Third Quarter 2018. [Operator Instructions] Please note today's event is being recorded.

I would now like to turn the conference over to Mr. Daniel J. Schrider, President and CEO of Sandy Spring Bancorp. Please go ahead.

Daniel J. Schrider

President, CEO & Non-Independent Director
Thank you, and good afternoon, everyone. Thank you for joining us for our conference call to discuss

Sandy Spring Bancorp's performance for the third quarter of 2018. This is Dan Schrider, and I'm joined here by colleagues Phil Mantua, Chief Financial Officer; and Ron Kuykendall, General Counsel for Sandy Spring Bancorp.

As usual, our call is open to all investors, analysts and the news media, and there will be a live webcast of today's call as well as a replay of the call available on our website later today.

After covering key highlights of the quarter, we'll take your questions, but before we get started, Ron will give the customary safe harbor statement.

Ronald E. Kuykendall

Executive VP, General Counsel & Secretary
Thank you, Dan. Good afternoon, ladies and gentlemen. Sandy Spring Bancorp will make forward-looking statements in this webcast that are subject to risk and uncertainties. These forward-looking statements include statements of goals, intentions, earnings and other expectations, estimates of risk and future costs and benefits, assessments of probable loan and lease losses, assessments of market risk and statements of the ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties, because they are based upon or affected by management's estimates and projections of future interest rates, market behavior and other economic conditions, future laws and regulations and a variety of other matters, which by their very nature are subject to significant uncertainties. Because of these uncertainties, Sandy Spring Bancorp's actual future results may differ materially from those indicated. In addition, the company's past results of operations do not necessarily indicate its future results.

Daniel J. Schrider

President, CEO & Non-Independent Director
Thank you, Ron. The results for the third quarter of 2018 continue to show solid core operating performance driven by deepening client relationships, enhancing our funding strategies, driving strong loan growth and operating efficiently. We are pleased with the growth momentum from business and retail relationships achieved in the third quarter, continuing to demonstrate our success in our home market for the past 150 years.

With the depth of our talented team, a strong capital base and diversified products and services, we remain well positioned to serve the needs of individuals and businesses throughout our region.

The integration of the acquisition of WashingtonFirst Bank continues to go very well and we are thrilled with the talented people who have joined the Sandy Spring Bank team.

Now let me cover some of the highlights from the third quarter. Net income for the third quarter of 2018 was $29.2 million or $0.82 per diluted share compared to net income of $15.1 million or $0.62 per diluted share for the third quarter of 2017, and net income of $24.4 million or $0.68 per diluted share for the linked second quarter of 2018.

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SANDY SPRING BANCORP, INC. FQ3 2018 EARNINGS CALL OCT 18, 2018

As stated in today's release, the current quarter's results did include $2 million of recovered interest income from a previously acquired credit impaired loan and $600,000 in merger-related expenses. Excluding the after-tax impact of these items, the net income for the current quarter would would've been $28.2 million or $0.79 per diluted share.

Exclusive of merger cost and interest recovery on an after-tax basis, the return on average assets and return on average equity would've been 1.4% and 10.85% respectively. All in all, a very strong quarter. The net interest margin as reported was 3.71% for the third quarter compared to 3.54% for the third quarter of 2017 and 3.56% for the linked second quarter. To clarify how we describe the interest recovery in the press release, I wanted to make it clear that the $2 million interest recovery positively affected margin in this quarter and was included in the amortization of fair value to adjustments. In an effort to provide more insight on the core NIM, the following would be the margin with all fair value adjustments eliminated over the last 3 quarters. So for the first quarter of 2018, core margin would've been 3.46%; for the second quarter of 2018, it would be 3.44%; and for the third quarter of 2018, it would be 3.49%.

We actually experienced core NIM expansion during the third quarter as the positive impact of fair value adjustments quickly decreased. The momentum in our lending businesses and growth for the quarter were very strong. On a linked quarter basis, total average loans grew by 2.5%. Our teams across the market continue to build strong pipelines of new lending opportunities in the highly competitive greater Washington market. We are pleased to see the increase in average loan yields compared to the second quarter expand 10 basis points on total loans compared to 10 basis points on total deposits, net of all fair value marks. This is an improvement over the second quarter, when average loan yields expended only 6 basis points compared to 10 basis points on total deposits. The provision for loan and lease losses was a charge of $1.9 million for the third quarter compared to a charge of $900,000 for the third quarter of '17 and $1.7 million in the linked second quarter.

The provision expense reflects the impact of organic production and the impact of acquired loans being refinanced as they reach maturity during the quarter.

Overall, all credit metrics remain strong and all segments of our portfolios are performing well. Our reserve coverage of nonperforming loans is very strong at 151%. With the momentum in our lending activity, we continue growing core deposits from both retail and commercial banking relationships. On a linked quarter basis, total average deposits increased 2.24% and post-acquisition growth of 6%, primarily in noninterest-bearing demand accounts, which have grown 13% subsequent to the acquisition.

Our continued ability to fund asset growth through expansion in core deposits is a core strategy and key strength of the franchise. We are well positioned to continue our legacy of core deposit growth given our coverage of the greater Washington market, well-designed products and the talent with our team.

We continue to price deposits on select interest-bearing products in the top 1/3 of the market and our sales teams continue their focus on driving core transaction accounts as we win new relationships. We have begun to diversify our noncore funding strategy beyond short-term FHLB advances to incorporate other wholesale deposit products. By making this shift, we will be able to extend durations to position the funding for future rate increases and manage our interest cost within this noncore segment of our funding base. This in no way shifts our focus away from growing core retail and business deposit relationships, but rather to diversify and optimize the existing noncore funding base.

Over time and assuming continued cost advantages, we would expect wholesale deposit funding to approximate 5% of outstanding loans at any given time. Noninterest income was level when compared to the linked second quarter, which included a strong seasonal quarter and insurance agency revenue, while at the same time, we generated lower-than-expected mortgage banking revenue.

On a year-over-year basis, noninterest income was up 21%. In the mortgage banking market, both purchase money and refinance activity volumes have decreased due to higher rates and lower demand for new homes. Additionally, we have several new entrants into the construction prone market, which are customarily portfolio products. We are seeing local competition drive growth by putting low-margin 30- year fixed rates in their portfolio. We have not chosen to participate in those product structures and we know that this type of activity only lasts a season before more rationality returns to the market.

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SANDY SPRING BANCORP, INC. FQ3 2018 EARNINGS CALL OCT 18, 2018

Wealth management revenue continues to be strong, although flat on a linked quarter basis and up 12% compared to the third quarter of 2017. The current quarter did not include any significant fiduciary or trust management fees which are core to this business, however, less predictable as to timing.

Overall, assets under management from our combined wealth groups increased 4% from balances at the end of the second quarter, a good sign for continued revenue growth.

The non-GAAP efficiency ratio was 49.27% for the third quarter compared to 52.98% for the second quarter and 53.76% for the third quarter of 2017. Excluding the interest recovery, the non-GAAP efficiency ratio for the current quarter was a solid 50.48%. This core non-GAAP efficiency ratio fits squarely within our long-term objective of 50% to 51%.

Merger-related expenses totaled $600,000 for the quarter compared to $2.2 million in the prior quarter. This should be the last quarter we see any meaningful merger-related expenses, while at the same time the final cost saves from the combined mortgage operation will be executed in the fourth quarter and realized in 2019.

Also I want to take the opportunity to reiterate some of the previously reported decisions made in 2018 related to savings resulting from tax reform. During the third quarter, we raised our minimum wage to $15 per hour. We implemented a bank-wide incentive plan rewarding employees based on corporate performance in 2018 and we enhanced our 401(k) match to begin in 2019 to encourage greater participation and more long-term retirement savings for our employee base.

Our capital position remains strong to support continued growth, with a total risk-based capital ratio of 12.38%, a Tier 1 risk-based capital ratio of 11.18%, a Tier 1 leverage ratio of 9.46% and a tangible common equity to tangible asset ratio of 9.26%.

As we look forward into 2019, we continue to invest in the people, the systems, the technology that will prepare us for the future. We focus on providing greater access for our clients through any channel that best fits their needs. And we are taking advantage of being a one-of-a-kind community bank that has thrived in one of the best markets in the country for the past 150 years and achieving the financial performance and returns to satisfy shareholders and position us for a future of continued growth and success.
That includes (sic) [ concludes ] my general comments for today, and we will now move to your questions.

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SANDY SPRING BANCORP, INC. FQ3 2018 EARNINGS CALL OCT 18, 2018

Question and Answer

Operator

[Operator Instructions] Our first question comes from Catherine Mealor of KBW.

Catherine Fitzhugh Summerson Mealor

Keefe, Bruyette, & Woods, Inc., Research Division
Thank you, Dan, for the clarification on the core margin, that was very helpful; I think I had that wrong this morning. And I guess, on the core margin, I wanted to see, since now it's gotten some really nice expansion to 3.49%, can you talk about what your outlook is for your core margin, just thinking about continuing rising rates into next year, and what you think Baird's are going to do? And then within that, also what you're expecting for accretable yield to do as we move into next year?

Philip J. Mantua

Executive VP & CFO
Hey, Catherine, this is Phil. I would suggest that the core margin is probably going to stay in that kind of 3.50% to 3.55% band as we go forward. I think Dan iterated some of our changes in the funding strategy relative to using some wholesale deposit products, and I think that, as we transition at and in that interim period over the next quarter to maybe 2, we lengthen out some of those durations or whatever, it's probably going to keep it in that kind of flat range. But from that point on, into the remainder of next year, we could see further expansion in the margin as we go through '19. But for the next quarter or so, I would suggest that core is going to stay right in that 3.50% to 3.55% range. On the accretable yield side, especially on the deposit side, but even as large degree on the loan side, that accretable yield impact is sliding down fairly rapidly, and it's going to be fairly close to being negligible through the fourth quarter, and certainly as we enter 2019. So I don't think there is a whole lot more left in that regard in any significant way. Might be worth a couple of basis points in the short-term and then kind of really levels out and becomes kind of nonexistent as we move into the majority of next year.

Catherine Fitzhugh Summerson Mealor

Keefe, Bruyette, & Woods, Inc., Research Division
Great. And then on growth, what's your outlook also for growth? Your growth is continuing really nice over the past couple of quarters. Is kind of low double-digit still a range that you think is achievable given your markets?

Daniel J. Schrider

President, CEO & Non-Independent Director
Yes, Catherine. Dan. We typically looked in that 8% to 10% range as a very reasonable growth rate given the competitiveness of this market.

Philip J. Mantua

Executive VP & CFO
Yes.

Operator

Our next question comes from Austin Nicholas of Stephens.

Austin Lincoln Nicholas

Stephens Inc., Research Division
Also just wanted to reiterate Catherine's comments, about thanks for the clarification on the accretable yield and the recovery. So that was helpful. Maybe as we look at the fee income trends, any, I guess,

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SANDY SPRING BANCORP, INC. FQ3 2018 EARNINGS CALL OCT 18, 2018

color on the wealth management business? And any growth you are seeing there? And then maybe any comments on the fourth quarter and maybe how tied to the markets that revenue line is?

Daniel J. Schrider

President, CEO & Non-Independent Director
Yes. Austin, Dan. Are you speaking specifically of wealth management fees or overall noninterest income?

Austin Lincoln Nicholas

Stephens Inc., Research Division
Yes, maybe just start with overall, or specifically, wealth management.

Daniel J. Schrider

President, CEO & Non-Independent Director
Okay. Yes, the momentum in wealth is -- continues to be -- continues to be very strong for us. As I mentioned in my comments, we had a 4% AUM growth quarter-to-quarter, continue to drive new relationships there. When you look at the size of the franchise, particularly given the acquisition to keep base with where we like to see overall noninterest income over the course of time, it's going to require continued strong organic growth and also consideration on the M&A front in those fee-based businesses. So we think we've got a really good platform there from a wealth management, both in the West Financial Services and Trust, and would be -- remain very open to finding the right type of RIA partners just to accelerate the growth in those areas. But on an organic basis, still pretty solid and we would expect that to continue as we bring more talent into the organization. Obviously, this year, broadly speaking on the noninterest income side, we've had higher expectations entering into the year as most did on the gain on sale and mortgage activity, which is, obviously, the market conditions have made that somewhat a disappointment in terms of that revenue line. So I think we just, as we have, kind of worked through the cycle, being disciplined about what we're putting in portfolio and how we're playing to -- until it turns and just try to manage the cost side of that business.

Philip J. Mantua

Executive VP & CFO
Austin, this is Phil. I think from an overall noninterest income perspective, I would look at the fourth quarter as being relatively flat to what we just produced this quarter. Picking up on Dan's comments relative to the mortgage aspect of things and also knowing that we had some seasonal related income in the insurance agency area that doesn't repeat in the fourth quarter, I would predict that overall, the level of fee income in the next quarter is going to be pretty comparable to what we just reported here for the third.

Austin Lincoln Nicholas

Stephens Inc., Research Division
Understood. That's really helpful. And then maybe just one more broader-picture question. What's the message to investors on M&A with WashingtonFirst kind of coming along and almost fully integrated at this point. Any color there would be helpful.

Daniel J. Schrider

President, CEO & Non-Independent Director
Sure, Austin. Back to Dan. The acquisition has gone very smooth from beginning to end. I think, we're very pleased with how it's turned out. I think our story's probably very similar. When you look at growth and capital deployment, it's those same things and M&A is -- organic growth is the priority, and we'll continue to be opportunistic on the M&A front, both bank and nonbank. It -- we are squarely within the greater Washington market. I think we've got really nice critical mass. There's some adjacent markets that could be attractive. Funding is a key part of that equation. And so when -- as we look for those opportunities, that's something that's high on that priority list. But we are going to take a very disciplined approach but continue to be very interested in growing the company.

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SANDY SPRING BANCORP, INC. FQ3 2018 EARNINGS CALL OCT 18, 2018

Austin Lincoln Nicholas

Stephens Inc., Research Division
Understood. That's helpful. And then maybe just one last one on expenses. Are there any further cost saves that come out in the fourth quarter? I don't know if you mentioned that or not, and maybe just kind of any color on how we should think about expenses going into the fourth?

Philip J. Mantua

Executive VP & CFO
Hey, Austin. This is Phil again. I think there are some further cost saves from the execution of the consolidation in mortgage that we've talked about before, some of which won't really happen until we get through the end of the year. And so from a run rate standpoint here into the fourth quarter, expenses should be fairly stable, might be up a little bit, just overall, as we still work our way through that. But by and large, I think there is not a whole lot more on the cost save side and at the same time, I think we're continuing to spend to grow. So I think overall, where we are with the little bit of an increase from there through the fourth quarter and then off into next year. As we said before, we normally look to grow expenses on an annual basis, 2%, 3%, maybe 4%, depending on where we have opportunities to hire talent and to grow the company.

Operator

[Operator Instructions] Our next question comes from Steve Comery of G. Research.

Steven Comery

G. Research, LLC
Just a question on the funding, you guys have kind of continued to grow noninterest deposits pretty strongly, even this quarter. I just kind of wondering, your general thoughts there about growing that balance as rates rise and what your customer behavior looks like?

Daniel J. Schrider

President, CEO & Non-Independent Director
Yes, Steve, Dan. I think we can obviously tag team on this. It's a -- it's been a significant part of our funding base over the course of time and continues to be a core focus of our sales team. So while we -- in my comments, I talked about how we're pricing ourselves on some of the select interest-bearing products and our strategy around that is as a way in which to pull in core noninterest-bearing deposits as well. So with both commercial bankers, wealth bankers, mortgage bankers and retail bankers, I mean, it's -- we are about selling core DDA deposits and something that -- we are in a great spot in this market. We've got it covered well. We're focused on access points so the clients can interact with us the way they want. I know I'm giving you a broader answer to your question, but we think those growth rates are -- they're a challenge. There's no question. We got -- it's a highly competitive market. We've got folks from around the country that would like to be in this market, which even makes it more competitive. But I'll tell you that, that will continue to be a focus in how we look at building client relationships.

Philip J. Mantua

Executive VP & CFO
Steve, this is Phil. Just kind of on a little bit more shorter-term view, remind everybody that we normally at the end of the year in the fourth quarter, have a bit of a runoff in some of the -- some of those demand deposit accounts just based on the nature of some of the businesses that are there from the standpoint of their cash flow needs. But then that tends to come back and grow back through and then go beyond through the first couple of months of the first quarter. So Dan's correct in talking about the bigger-picture aspect of it. But I don't want folks to be surprised, we are at the end of the quarter and looks like those balances have dropped; that normally happens every year. Even though, in general, we continue to drive growth in all of our core-based funding sources.

Steven Comery

G. Research, LLC

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SANDY SPRING BANCORP, INC. FQ3 2018 EARNINGS CALL OCT 18, 2018

Okay, very good. And then just one other question on funding. It looks like FHLB advances came down on a period-end basis. Was that sort of a deliberate decision? What was kind of going on there?

Philip J. Mantua

Executive VP & CFO
Yes, there's 2 elements to that. One is related to, as Dan mentioned in his opening comments, about some shifting in just the use of more wholesale deposit products as opposed to more wholesale borrowings. So we're moving into the use of some -- of other brokered CDs and a little bit more emphasis in the marketplace on being able to attract public funds, both of which we're going to find on a comparable maturity basis to probably be cheaper than what we've been paying for 30-day money or whatever from the home loan. The other element of it, though, as you may have noticed that overall footings came down quarter-to-quarter and that is also related in that regard. But as much to our cash management side, on the asset side of the balance sheet. We've crispened up our ability to do that. Not carry as many funds at the Fed relative to trying to cover the volatility that we have with those title company businesses and we've started to use a little more overnight FED fund as a crisper way to manage that. So some of it had to do with the change in the mix -- in the shift towards the wholesale deposit peace and the other part is related to just being crisper in our ability to manage cash on a day-to-day basis.

Operator

This concludes our question-and-answer session. I would like to turn the conference back over to Mr. Dan Schrider for any closing remarks.

Daniel J. Schrider

President, CEO & Non-Independent Director
Thank you, and thanks to everyone for taking the time this afternoon to participate in our call. We would also appreciate receiving your feedback to help us evaluate the effectiveness of our call, so you can e-mail your comments to ir@sandyspringbank.com. Thanks again, and have a great afternoon.

Operator

The conference has now concluded. Thank you for attending today's presentation. You may now disconnect.

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